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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 29, 2002

REMEC, INC.
(Exact name of registrant as specified in its charter)

California	1-16541	95-3814301
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3790 Via de la Valle, San Diego, California 92014 (Address of principal executive offices and zip code)
9404 Chesapeake Drive, San Diego, California 92123 (Former Name or Former Address, if Changed Since Last Report)
Registrant's telephone number, including area code: (858) 505-3713

This Amendment No. 1 on Form 8-K/A hereby amends Item 8 of the Current Report on Form 8-K filed on December 20, 2001 by REMEC, Inc., a California corporation ("REMEC"), relating to the change of REMEC's fiscal year.

Item 8. Change in Fiscal Year.

        On October 29, 2002, the Board of Directors of REMEC, Inc., a California corporation ("REMEC"), approved a change in REMEC's fiscal year end. REMEC's new fiscal year will end on the Friday closest to January 31 of each year. This action supercedes the previous decision by the Board of Directors of REMEC to change REMEC's fiscal year end to the Friday closest to December 31 of each year. This change of REMEC's fiscal year end will become effective immediately and the filing of a transition report will not be required.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

REMEC, INC.
By:	/s/ DONALD J. WILKINS Donald J. Wilkins Vice President General Counsel and Secretary

Date: November 12, 2002

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